Exhibit 99.1
Chain Bridge Bancorp, Inc. Reports Second Quarter 2026 Financial Results
McLean, Virginia — July 28, 2026
Chain Bridge Bancorp, Inc. (NYSE: CBNA) (the “Company”), the holding company for Chain Bridge Bank, N.A. (the “Bank”), today announced financial results for the second quarter of 2026 and the six months ended June 30, 2026.
Second Quarter 2026 Financial Highlights (Three Months Ended June 30, 2026):
•Consolidated Net Income: $9.5 million
•Earnings Per Share: $1.45 per basic and diluted common share outstanding
•Return on Average Equity: 21.20% (on an annualized basis)
•Return on Average Assets: 1.90% (on an annualized basis)
•Book Value Per Share: $27.99
Year-to-Date 2026 Financial Highlights (Six Months Ended June 30, 2026):
•Consolidated Net Income: $16.6 million
•Earnings Per Share: $2.53 per basic and diluted common share outstanding
•Return on Average Equity: 18.94% (on an annualized basis)
•Return on Average Assets: 1.75% (on an annualized basis)
Financial Performance
For the quarter ended June 30, 2026, the Company reported net income of $9.5 million, compared to $7.1 million for the quarter ended March 31, 2026 and $4.6 million for the quarter ended June 30, 2025. Earnings per share was $1.45 for the quarter ended June 30, 2026, compared to $1.08 for the quarter ended March 31, 2026 and $0.70 for the quarter ended June 30, 2025.
The Company’s consolidated total deposits were $2.0 billion at June 30, 2026, compared to $1.7 billion at March 31, 2026 and $1.3 billion at June 30, 2025. IntraFi Cash Service® (ICS®) One-Way Sell® deposits moved off the Company’s balance sheet were $668.0 million at June 30, 2026, compared to $595.0 million at March 31, 2026 and $121.2 million at June 30, 2025. The increases were driven by changes in political organization deposit balances, as defined in the Company’s public filings, as well as growth in other deposit categories, such as 501(c)(4) social welfare organization deposits. Our political depositors typically exhibit heightened activity during the quarters leading up to a federal election, contributing to the increase in balance sheet deposits and One-Way Sell® deposits as of June 30, 2026 compared to March 31, 2026 and June 30, 2025.
Net income was $9.5 million for the quarter ended June 30, 2026, compared to $7.1 million for the quarter ended March 31, 2026. The quarter-over-quarter change was primarily due to a $2.1 million increase in net interest income, coupled with a $404 thousand increase in deposit placement services income and an $800 thousand decrease in total noninterest expenses. These components were partially offset by a smaller recapture of credit losses, and a larger income tax expense arising from the overall increase in pretax income.
Net income for the quarter ended June 30, 2026, was $4.9 million higher compared to the quarter ended June 30, 2025. This increase was primarily attributable to a $5.3 million improvement in net interest income and a $1.9 million increase in deposit placement services income, with an offsetting $889 thousand increase in noninterest expense and a $1.3 million increase in income tax expense.
Net income for the six months ended June 30, 2026, was $16.6 million, compared to $10.2 million for the same period in 2025. The increase was driven by a $6.4 million increase in net interest income, along with a $3.4 million increase in deposit placement services income. The overall increase was partially reduced by a $2.2 million increase in noninterest expense and a $1.7 million increase in income tax expense.
Book Value Per Share
As of June 30, 2026, book value per share was $27.99, compared to $25.79 at December 31, 2025 and $23.92 at June 30, 2025.
Net income during the first six months of 2026 drove an increase in stockholders’ equity with a $16.6 million increase in retained earnings that was partially offset by a $2.2 million increase in accumulated other comprehensive loss, reflecting reduced fair values across a higher balance of available for sale investment securities.
The year-over-year increase in stockholders’ equity of $26.7 million was driven by $26.6 million in earnings retained during the period.
Interest Income and Net Interest Margin
Net interest income for the second quarter of 2026 was $17.1 million, compared to $14.9 million in the first quarter of 2026 and $11.8 million in the second quarter of 2025. The net interest margin was 3.45% in the second quarter of 2026, compared to 3.41% in the first quarter of 2026 and 3.39% in the second quarter of 2025.
Two primary factors drove the $2.1 million increase in net interest income compared to the first quarter of 2026. First, deposit-driven cash inflows lifted the average balance of interest-bearing deposits in other banks by $131.5 million, generating $1.3 million of additional interest income. Second, income from the taxable investment securities portfolio grew $815 thousand. The portfolio was $74.8 million larger on average, reflecting the deployment of deposit growth into short-term, available for sale U.S. Treasury securities. The improvement in yield reflected these new investments, as well as reinvestment of maturing instruments into new securities with higher yields than those they replaced.
Driven by similar factors, net interest income increased by $5.3 million compared to the second quarter of 2025. Growth within the taxable investment securities portfolio, which was $308.1 million higher on average, together with yield improvements, resulted in additional interest income of $3.0 million within this segment. Interest-bearing deposits in other banks, which were $306.2 million higher on average, generated $2.2 million of additional interest income, although declining yields partially tempered the increase. The year-over-year net interest margin increased from 3.39% to 3.45%, reflecting the larger volume of average interest-earning assets and the reduction in cost of funds from 0.31% to 0.14%.
For the six months ended June 30, 2026, the Company reported higher net interest income of $32.0 million, compared to $25.6 million for the six months ended June 30, 2025, but a lower net interest margin of 3.43% for 2026, compared to 3.48% for 2025. Driving a $5.7 million increase in interest income, the average taxable investment securities portfolio balance increased $298.9 million, and the rate earned on those investments increased 31 basis points. Although the average balance of interest-bearing deposits in other banks grew by $130.8 million, the yield on these assets declined 77 basis points. The net effect was an increase in interest income from this segment of $674 thousand. These contributions from the Bank’s interest-bearing assets were further aided by a $72.3 million decrease in average interest-bearing liabilities and a 17 basis point decline in the average cost of those liabilities, which together resulted in a $611 thousand decline in interest expense. Partially offsetting these components, interest income from the loan segment declined due to a $27.3 million decrease in average loan balances and a 15 basis point reduction in yield.
Despite an increase in net interest income, net interest margin decreased from 3.48% to 3.43% year-over-year because average interest-earning assets grew at a faster rate than net interest income.
Noninterest Income
Noninterest income for the second quarter of 2026 was $2.9 million, compared to $2.4 million in the first quarter of 2026 and $828 thousand for the second quarter of 2025. The second quarter 2026 deposit placement services income, which is driven by the volume of One-Way Sell® deposits placed at other banks through the ICS® network and the rates paid by ICS® for those deposits, was $2.1 million, compared to $1.7 million in the first quarter of 2026 and $159 thousand in the second quarter of 2025.
Changes in One-Way Sell® deposits can occur in response to deposit seasonality, evolving balance sheet dynamics and available capital capacity. Deposit placement services income is also affected by changes in the rate paid by ICS® for One-Way Sell® deposits, which typically adjusts in a manner parallel to federal funds rate adjustments.
For the six months ended June 30, 2026, noninterest income was $5.4 million, compared to $1.5 million for the six months ended June 30, 2025. Changes in One-Way Sell® deposits drove the year-over-year increase, pushing deposit placement services income from $292 thousand to $3.7 million, and income from trust and wealth management services further contributed to the overall growth.
Noninterest Expenses
Total noninterest expense for the second quarter of 2026 was $8.0 million, compared to $8.8 million in the first quarter of 2026 and $7.2 million in the second quarter of 2025. A reduction in professional services fees primarily drove the decrease in noninterest expense compared to the first quarter of 2026. Relative to the second quarter of 2025, higher salaries from a larger workforce drove the majority of the increase in noninterest expense, while a decline in professional services fees partially offset the rise.
For the six months ended June 30, 2026, total noninterest expense was $16.9 million, compared to $14.7 million for the six-month period ended June 30, 2025. Higher salaries and employment costs, as described above, primarily drove the increase.
Balance Sheet and Related Highlights
As of June 30, 2026:
•Total assets were $2.2 billion, compared to $1.8 billion as of December 31, 2025, and $1.4 billion as of June 30, 2025.
•Total deposits were $2.0 billion, compared to $1.6 billion as of December 31, 2025, and $1.3 billion as of June 30, 2025.
•Total ICS® One-Way Sell® deposits were $668.0 million, compared to $359.9 million as of December 31, 2025, and $121.2 million as of June 30, 2025.
•Interest-bearing reserves held at the Federal Reserve were $812.7 million, compared to $580.9 million as of December 31, 2025, and $364.8 million as of June 30, 2025.
•The loan-to-deposit ratio was 13.70%, compared to 17.46% as of December 31, 2025, and 22.45% as of June 30, 2025.
•The ratio of non-performing assets to total assets remained at 0.00%, unchanged from December 31, 2025 and June 30, 2025.
Liquidity
As of June 30, 2026, the Company’s liquidity ratio was 94.03%, compared to 92.73% at March 31, 2026 and 88.21% at June 30, 2025. The liquidity ratio is calculated as the sum of cash and cash equivalents plus unpledged securities classified as investment grade, divided by total liabilities. Cash, cash equivalents, and unpledged securities totaled $1.9 billion, $1.6 billion and $1.1 billion, respectively, at June 30, 2026, March 31, 2026 and June 30, 2025.
Capital
As of June 30, 2026, the Company’s tangible common equity to tangible total assets ratio was 8.38%, compared to 9.11% at March 31, 2026 and 10.86% at June 30, 2025. The ratio, calculated in accordance with GAAP, represents the ratio of common equity to total assets. The Company did not have any intangible assets or goodwill for the periods presented.
The quarter-over-quarter and year-over-year decline in this ratio primarily reflects deposit-driven asset growth, partially offset by an increase in stockholders’ equity.
As of June 30, 2026, the Company reported a Tier 1 leverage ratio of 9.39%, a Tier 1 risk-based capital ratio of 49.46%, and a total risk-based capital ratio of 50.45%. As of March 31, 2026, the

Company reported a Tier 1 leverage ratio of 9.94%, a Tier 1 risk-based capital ratio of 47.63%, and a total risk-based capital ratio of 48.65%. As of June 30, 2025, the Company’s Tier 1 leverage ratio stood at 11.45%, the Tier 1 risk-based capital ratio at 43.48% and the total risk-based capital ratio at 44.64%. The quarter-over-quarter and year-over-year increases in the risk-based capital ratios reflect capital growth through retained earnings, which outpaced the growth in risk-weighted assets.
The quarter-over-quarter and year-over-year decreases in the Tier 1 leverage ratio are the result of asset growth caused by pre-election deposit inflows, partially offset by an increase in retained earnings.
Trust & Wealth Department
As of June 30, 2026, the Trust & Wealth Department oversaw total assets under administration (“AUA”), a measure encompassing both managed and custodial assets, of $772.8 million, which included $257.4 million in assets under management (“AUM”) and $515.4 million in assets under custody (“AUC”). This compares to $711.7 million in AUA as of March 31, 2026, which included $221.7 million in AUM and $490.1 million in AUC. As of June 30, 2025, AUA stood at $445.4 million, including $158.1 million in AUM and $287.3 million in AUC. The increase in AUA quarter-over-quarter reflects a combination of account additions and market appreciation, while account additions were the primary driver of the increase year-over-year. AUA are not captured on the consolidated balance sheets.
Trust and wealth management income, which has increased commensurately with AUM, was $501 thousand in the second quarter of 2026, compared to $434 thousand in the first quarter of 2026 and $305 thousand in the second quarter of 2025.
Political Organization Deposits
Historically, deposits from political organizations have typically increased in the periods leading up to federal elections, declined in the quarters around federal elections, and tended to rebuild gradually in the quarters following federal elections. Although the timing and magnitude of these flows have varied from cycle to cycle, such fluctuations are longstanding characteristics of the Company’s deposit base. For additional information regarding political organization deposit activity during 2025, see the Company’s Annual Report on Form 10-K for the year ended December 31, 2025. Through the second quarter of 2026, political organization deposit balances have continued to increase, contributing to the $719.6 million year-over-year increase in total consolidated deposits and the $546.8 million year-over-year increase in One-Way Sell® deposits as of June 30, 2026.
About Chain Bridge Bancorp, Inc.:
Chain Bridge Bancorp, Inc., a Delaware corporation, is the registered bank holding company for Chain Bridge Bank, National Association. Chain Bridge Bancorp, Inc. is regulated and supervised by the Federal Reserve under the Bank Holding Company Act of 1956, as amended. Chain Bridge Bank, National Association is a national banking association, chartered under the National Bank Act, and is subject to primary regulation, supervision, and examination by the Office of the Comptroller of the Currency. Chain Bridge Bank, National Association is a member of the Federal Deposit Insurance Corporation and provides banking, trust, and wealth management services. For more information, please visit our investor relations website at https://ir.chainbridgebank.com.

Investor Relations:
Hilary E. Albrecht
Corporate Secretary and Counsel
Chain Bridge Bancorp, Inc.
IR@chainbridgebank.com
(703) 748-2005

Cautionary Note Regarding Forward-Looking Statements
This communication contains forward-looking statements within the meaning of the U.S. federal securities laws. Forward-looking statements involve risks and uncertainties. You should not place undue reliance on forward-looking statements because they are subject to numerous uncertainties and factors relating to our operations and business, all of which are difficult to predict and many of which are beyond our control. Forward-looking statements include information concerning our possible or assumed future results of operations. These forward-looking statements are generally identified by the use of forward-looking terminology, including the terms “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and, in each case, their negative or other variations or comparable terminology and expressions. Actual results, performance, or achievements could differ materially from those contemplated, expressed, or implied by the forward-looking statements. Any forward-looking statements presented herein are made only as of the date of this press release, and the Company does not undertake any obligation to update or revise any forward-looking statements to reflect changes in assumptions, new information, the occurrence of unanticipated events, or otherwise, except as required by law.

Forward-looking statements include, among other things, statements relating to: (i) changes in trade, monetary and fiscal policies of, and other activities undertaken by, governments, agencies, central banks and similar organizations, including the effects of United States federal government spending and tariffs; (ii) the level of, or changes in the level of, interest rates and inflation, including the effects on our net interest income, noninterest income, and the market value of our investment and loan portfolios; (iii) the level and composition of our deposits, including our ability to attract and retain, and the seasonality of, client deposits, including those in the ICS® network, as well as the amount and timing of deposit inflows and outflows and the concentration of our deposits; (iv) our future net interest margin, net interest income, net income, and return on equity; (v) our political organization clients’ fundraising and disbursement activities; (vi) the level and composition of our loan portfolio, including our ability to maintain the credit quality of our loan portfolio; (vii) current and future business, economic and market conditions in the United States generally or in the Washington, D.C. metropolitan area in particular; (viii) the effects of disruptions or instability in the financial system, including as a result of the failure of a financial institution or other participants in it, or geopolitical instability, including war, terrorist attacks, pandemics and man-made and natural disasters; (ix) the impact of, and changes, in applicable laws, regulations, regulatory expectations and accounting standards and policies; (x) our likelihood of success in, and the impact of, legal, regulatory or other actions, investigations or proceedings related to our business; (xi) adverse publicity or reputational harm to us, our senior officers, directors, employees or clients; (xii) our ability to effectively execute our growth plans or other initiatives; (xiii) changes in demand for our products and services; (xiv) our levels of, and access to, sources of liquidity and capital; (xv) the ability to attract and retain essential personnel or changes in our essential personnel; (xvi) our ability to effectively compete with banks, non-bank financial institutions, and financial technology firms and the effects of competition in the financial services industry on our business; (xvii) the emergence, adoption and evolution of new technologies and payment methods, including stablecoins, digital assets, blockchains and other technologies based on distributed ledgers, and their effects on competition and our business; (xviii) the development, use and regulation of artificial intelligence, including by us, our vendors and our competitors; (xix) the effectiveness of our risk management and internal disclosure controls and procedures; (xx) any failure or interruption of our information and technology systems, including any components provided by a third party; (xxi) our ability to identify and address cybersecurity threats and breaches; (xxii) our ability to keep pace with technological changes; (xxiii) our ability to receive dividends from the Bank and satisfy our obligations as they become due; (xxiv) the incremental costs of operating as a public company; (xxv) our ability to meet our obligations as a public company, including our obligation under Section 404 of the Sarbanes-Oxley Act; and (xxvi) the effect of our dual-class structure and the concentrated ownership of our Class B common stock, including beneficial ownership of our shares by members of the Fitzgerald Family.

You should not rely upon forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this press release primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition, results of operations and prospects. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors, including the risks described in the “Risk Factors” section of the Company’s most recent Annual Report on Form 10-K for the year ended December 31, 2025, and in the Company’s subsequent filings with the Securities and Exchange Commission, including its Quarterly Reports on Form 10-Q, available at the Securities and Exchange Commission’s website (www.sec.gov).

Chain Bridge Bancorp, Inc. and Subsidiary Consolidated Financial Highlights (Dollars in thousands, except per share data) (unaudited)
	As of or For the Three Months Ended			As of or For the Six Months Ended
	June 30, 2026	March 31, 2026	June 30, 2025	June 30, 2026	June 30, 2025

Key Performance Indicators
Net income	$9,512	$7,072	$4,584	$16,584	$10,191
Return on average assets [1]	1.90%	1.59%	1.30%	1.75%	1.37%
Return on average risk-weighted assets [1,2]	10.04%	7.66%	4.79%	8.87%	5.28%
Return on average equity [1]	21.20%	16.56%	11.93%	18.94%	13.61%
Yield on average interest-earning assets [1,3]	3.58%	3.54%	3.67%	3.56%	3.73%
Cost of funds [1,4]	0.14%	0.15%	0.31%	0.15%	0.28%
Net interest margin [1,5]	3.45%	3.41%	3.39%	3.43%	3.48%
Efficiency ratio [6]	40.25%	50.95%	56.71%	45.22%	54.22%

Balance Sheet and Other Highlights
Total assets	$2,192,553	$1,918,674	$1,445,127	$2,192,553	$1,445,127
Interest-bearing reserves held at the Federal Reserve[7]	812,677	603,624	364,841	812,677	364,841
Total debt securities [8]	1,066,558	1,004,608	758,497	1,066,558	758,497
U.S. Treasury securities [8]	731,076	663,661	426,193	731,076	426,193
Total gross loans	274,285	273,498	287,813	274,285	287,813
Total deposits	2,001,469	1,735,023	1,281,915	2,001,469	1,281,915

ICS® One-Way Sell® Deposits
Total ICS® One-Way Sell® Deposits [9]	$667,971	$594,950	$121,171	$667,971	$121,171

Fiduciary Assets
Trust & Wealth Department: Total assets under administration (AUA)	$772,785	$711,731	$445,364	$772,785	$445,364
Assets under management (AUM)	257,363	221,666	158,082	257,363	158,082
Assets under custody (AUC)	515,422	490,065	287,282	515,422	287,282

Liquidity and Asset Quality Metrics
Liquidity ratio [10]	94.03%	92.73%	88.21%	94.03%	88.21%
Loan-to-deposit ratio	13.70%	15.76%	22.45%	13.70%	22.45%
Non-performing assets to total assets	—%	—%	—%	—%	—%
Net charge offs (recoveries) / average loans outstanding	—%	—%	—%	—%	—%
Allowance for credit losses on loans to gross loans outstanding	1.35%	1.36%	1.46%	1.35%	1.46%
Allowance for credit losses on held to maturity securities /gross held to maturity securities	0.04%	0.05%	0.05%	0.04%	0.05%
1 Ratios are presented on an annualized basis.
2 Return on average risk-weighted assets is calculated as net income divided by average risk-weighted assets. Average risk-weighted assets are calculated using the last two quarter ends with respect to the three-month periods presented, and the last three quarter ends with respect to the six-month periods presented.
3 Yield on average interest-earning assets is calculated as total interest and dividend income divided by average interest-earning assets.
4 Cost of funds is calculated as total interest expense divided by the sum of average total interest-bearing liabilities and average demand deposits.
5 Net interest margin is net interest income expressed as a percentage of average interest-earning assets.
6 Efficiency ratio is calculated as non-interest expense divided by the sum of net interest income and non-interest income.
7 Included in “interest-bearing deposits in other banks” on the consolidated balance sheets.
8 Total debt securities and U.S. Treasury securities are calculated as the sum of securities available for sale (AFS) and securities held to maturity (HTM). AFS securities are reported at fair value, and held to maturity securities are reported at carrying value, net of allowance for credit losses.
9 IntraFi Cash Service® (ICS®) One-Way Sell® are deposits placed at other banks through the ICS® network. One-Way Sell® deposits are not included in the total deposits on the Company’s consolidated balance sheets. The Bank has the flexibility, subject to the terms and conditions of the IntraFi Participating Institution Agreement, to convert these One-Way Sell® deposits into reciprocal deposits which would then appear on the Company’s consolidated balance sheets.
10 Liquidity ratio is calculated as the sum of cash and cash equivalents and unpledged investment grade securities, expressed as a percentage of total liabilities.

Chain Bridge Bancorp, Inc. and Subsidiary Consolidated Financial Highlights (Dollars in thousands, except per share data) (unaudited)
	As of or For the Three Months Ended			As of or For the Six Months Ended
	June 30, 2026	March 31, 2026	June 30, 2025	June 30, 2026	June 30, 2025
Capital Information [11]
Tangible common equity to tangible total assets ratio [12]	8.38%	9.11%	10.86%	8.38%	10.86%
Tier 1 capital	$189,312	$179,800	$162,682	$189,312	$162,682
Tier 1 leverage ratio	9.39%	9.94%	11.45%	9.39%	11.45%
Tier 1 risk-based capital ratio	49.46%	47.63%	43.48%	49.46%	43.48%
Total regulatory capital	$193,117	$183,646	$167,019	$193,117	$167,019
Total risk-based regulatory capital ratio	50.45%	48.65%	44.64%	50.45%	44.64%
Double leverage ratio [13]	97.13%	96.71%	91.50%	97.13%	91.50%

Chain Bridge Bancorp, Inc. Share Information
Number of shares outstanding	6,561,817	6,561,817	6,561,817	6,561,817	6,561,817
Class A number of shares outstanding	3,388,427	3,328,927	3,143,846	3,388,427	3,143,846
Class B number of shares outstanding	3,173,390	3,232,890	3,417,971	3,173,390	3,417,971
Book value per share	$27.99	$26.65	$23.92	$27.99	$23.92
Earnings per share, basic and diluted	$1.45	$1.08	$0.70	$2.53	$1.55

11 Company-level capital information is calculated in accordance with banking regulatory accounting principles specified by regulatory agencies for supervisory reporting purposes.
12 The ratio of tangible common equity to tangible total assets is calculated in accordance with GAAP and represents common equity divided by total assets. The Company did not have any goodwill or other intangible assets for the periods presented.
13 Double leverage ratio represents Chain Bridge Bancorp, Inc.’s investment in Chain Bridge Bank, N.A. divided by Chain Bridge Bancorp, Inc.’s consolidated equity.

Chain Bridge Bancorp, Inc. and Subsidiary Consolidated Balance Sheets (Dollars in thousands, except per share data) (unaudited)
	June 30, 2026	December 31, 2025[14]	June 30, 2025
Assets
Cash and due from banks	$7,385	$4,882	$11,586
Interest-bearing deposits in other banks	814,381	581,748	365,678
Total cash and cash equivalents	821,766	586,630	377,264
Securities available for sale, at fair value	842,335	608,804	469,292
Securities held to maturity, at carrying value, net of allowance for credit losses of $91, $128, and $144 respectively (fair value of $212,427, $245,276 and $274,066, respectively)	224,223	256,510	289,205
Equity securities, at fair value	551	547	532
Restricted securities, at cost	3,759	3,383	3,383
Loans, net of allowance for credit losses of $3,714, $4,096 and $4,193, respectively	270,571	270,663	283,620
Premises and equipment, net of accumulated depreciation of $8,055, $7,755, and $7,523, respectively	16,391	13,229	11,858
Accrued interest receivable	8,628	7,108	5,357
Other assets	4,329	3,525	4,616
Total assets	$2,192,553	$1,750,399	$1,445,127
Liabilities and stockholders’ equity
Liabilities
Deposits:
Noninterest-bearing	$1,676,957	$1,254,695	$894,968
Savings, interest-bearing checking and money market accounts	317,033	309,352	376,961
Time, $250 and over	3,388	4,787	5,032
Other time	4,091	4,446	4,954
Total deposits	2,001,469	1,573,280	1,281,915
Accrued interest payable	54	32	82
Accrued expenses and other liabilities	7,384	7,868	6,182
Total liabilities	2,008,907	1,581,180	1,288,179
Commitments and contingencies
Stockholders’ equity
Preferred Stock:
No par value, 10,000,000 shares authorized, no shares issued and outstanding	—	—	—
Class A Common Stock:
$0.01 par value, 20,000,000 shares authorized, 3,388,427, 3,297,137, and 3,143,846 shares issued and outstanding, respectively	34	33	31
Class B Common Stock:
$0.01 par value, 10,000,000 shares authorized, 3,173,390, 3,264,680, and 3,417,971 shares issued and outstanding, respectively	31	32	34
Additional paid-in capital	74,785	74,785	74,785
Retained earnings	114,462	97,878	87,832
Accumulated other comprehensive loss	(5,666)	(3,509)	(5,734)
Total stockholders’ equity	183,646	169,219	156,948
Total liabilities and stockholders’ equity	$2,192,553	$1,750,399	$1,445,127
14 Derived from audited financial statements.

Chain Bridge Bancorp, Inc. and Subsidiary
Consolidated Statements of Income
(Dollars in thousands, except per share data)
(unaudited)

	Three Months Ended			Six Months Ended
	June 30, 2026	March 31, 2026	June 30, 2025	June 30, 2026	June 30, 2025
Interest and dividend income
Interest and fees on loans	$3,103	$3,000	$3,356	$6,103	$6,945
Interest and dividends on securities, taxable	8,305	7,490	5,274	15,795	9,881
Interest on securities, tax-exempt	279	284	279	563	561
Interest on interest-bearing deposits in banks	6,023	4,770	3,856	10,793	10,119
Total interest and dividend income	17,710	15,544	12,765	33,254	27,506
Interest expense
Interest on deposits	658	595	971	1,253	1,864
Total interest expense	658	595	971	1,253	1,864
Net interest income	17,052	14,949	11,794	32,001	25,642
Recapture of credit losses
Recapture of loan credit losses	(18)	(364)	(283)	(382)	(321)
Recapture of securities credit losses	(22)	(15)	(31)	(37)	(58)
Total recapture of credit losses	(40)	(379)	(314)	(419)	(379)
Net interest income after recapture of credit losses	17,092	15,328	12,108	32,420	26,021
Noninterest income
Deposit placement services	2,055	1,651	159	3,706	292
Trust and wealth management	501	434	305	935	575
Service charges on accounts	345	301	261	646	501
Gain on sale of mortgage loans	3	—	14	3	27
Other income	41	32	89	73	128
Total noninterest income	2,945	2,418	828	5,363	1,523
Noninterest expenses
Salaries and employee benefits	4,937	4,798	4,130	9,735	8,538
Data processing and communication expenses	847	805	733	1,652	1,399
Professional services	483	1,389	801	1,872	1,694
State franchise taxes	375	353	349	728	700
Occupancy and equipment expenses	328	326	258	654	509
FDIC and regulatory assessments	268	242	202	510	430
Insurance expenses	169	169	153	338	302
Directors’ fees	166	231	144	397	290
Other operating expenses	475	535	389	1,010	868
Total noninterest expenses	8,048	8,848	7,159	16,896	14,730
Net income before taxes	11,989	8,898	5,777	20,887	12,814
Income tax expense	2,477	1,826	1,193	4,303	2,623
Net income	$9,512	$7,072	$4,584	$16,584	$10,191
Earnings per common share, basic and diluted - Class A and Class B	$1.45	$1.08	$0.70	$2.53	$1.55
Weighted average common shares outstanding, basic and diluted - Class A	3,372,321	3,313,644	3,125,918	3,343,145	3,107,466
Weighted average common shares outstanding, basic and diluted - Class B	3,189,496	3,248,173	3,435,899	3,218,672	3,454,351

The following tables show the average outstanding balance of each principal category of our assets, liabilities and stockholders’ equity, together with the average yields on our interest-earning assets and the average costs of our interest-bearing liabilities for the periods indicated. Such yields and costs are calculated by dividing the annualized income or expense by the average daily balances of the corresponding assets or liabilities for the same period.

Chain Bridge Bancorp, Inc. and Subsidiary Average Balance Sheets, Interest, and Yields/Costs (unaudited)
	Three months ended
	June 30, 2026			March 31, 2026			June 30, 2025
($ in thousands)	Average balance	Interest	Average yield/cost	Average balance	Interest	Average yield/cost	Average balance	Interest	Average yield/cost
Assets:
Interest-earning assets:
Interest-bearing deposits in other banks	$651,765	$6,023	3.71%	$520,219	$4,770	3.72%	$345,579	$3,856	4.48%
Investment securities, taxable[15]	1,001,999	8,305	3.32%	927,203	7,490	3.28%	693,851	5,274	3.05%
Investment securities, tax-exempt [15]	55,608	279	2.01%	57,633	284	2.00%	62,566	279	1.79%
Loans	274,728	3,103	4.53%	274,034	3,000	4.44%	294,668	3,356	4.57%
Total interest-earning assets	1,984,100	$17,710	3.58%	1,779,089	$15,544	3.54%	1,396,664	$12,765	3.67%
Less allowance for credit losses	(3,857)			(4,219)			(4,645)
Noninterest-earning assets	31,667			30,230			21,875
Total assets	$2,011,910			$1,805,100			$1,413,894
Liabilities and Stockholders’ Equity:
Interest-bearing liabilities:
Savings, interest-bearing checking and money market	$279,846	$617	0.88%	$257,181	$544	0.86%	$351,742	$902	1.03%
Time deposits	7,786	41	2.11%	9,277	51	2.23%	10,422	69	2.64%
Short term borrowings[16]	—	—	—%	—	—	—%	9	—	5.35%
Total interest-bearing liabilities	287,632	$658	0.92%	266,458	$595	0.91%	362,173	$971	1.08%
Non-interest-bearing liabilities:
Demand deposits	1,536,250			1,357,226			890,971
Other liabilities	8,021			8,223			6,601
Total liabilities	1,831,903			1,631,907			1,259,745
Stockholders’ equity	180,007			173,193			154,149
Total liabilities and stockholders’ equity	$2,011,910			$1,805,100			$1,413,894
Net interest income		$17,052			$14,949			$11,794
Net interest margin			3.45%			3.41%			3.39%

15 Average balances for securities transferred from AFS to HTM at fair value are shown at carrying value. Average balances for AFS are shown at fair value, and all other HTM bonds are shown at amortized cost.
16 The cost of short term borrowings for the quarter ended June 30, 2025 reflects interest expense incurred during the period. The amount of interest expense was less than our rounding threshold and is therefore displayed as $0.

Chain Bridge Bancorp, Inc. and Subsidiary Average Balance Sheets, Interest, and Yields/Costs (continued) (unaudited)
	Six Months Ended June 30,
	2026			2025
($ in thousands)	Average balance	Interest	Average yield/cost	Average balance	Interest	Average yield/cost
Assets:
Interest-earning assets:
Interest-bearing deposits in other banks	$586,355	$10,793	3.71%	$455,516	$10,119	4.48%
Investment securities, taxable [15]	964,808	15,795	3.30%	665,902	9,881	2.99%
Investment securities, tax-exempt [15]	56,615	563	2.01%	63,487	561	1.78%
Loans	274,383	6,103	4.49%	301,666	6,945	4.64%
Total interest-earning assets	1,882,161	$33,254	3.56%	1,486,571	$27,506	3.73%
Less allowance for credit losses	(4,037)			(4,680)
Noninterest-earning assets	30,952			20,493
Total assets	$1,909,076			$1,502,384
Liabilities and Stockholders’ Equity:
Interest-bearing liabilities:
Savings, interest-bearing checking and money market	$268,576	$1,161	0.87%	$338,454	$1,719	1.02%
Time deposits	8,527	92	2.18%	10,927	145	2.67%
Short term borrowings [16]	—	—	—%	4	—	5.35%
Total interest-bearing liabilities	277,103	$1,253	0.91%	349,385	$1,864	1.08%
Non-interest-bearing liabilities:
Demand deposits	1,447,232			995,388
Other liabilities	8,122			6,621
Total liabilities	1,732,457			1,351,394
Stockholders’ equity	176,619			150,990
Total liabilities and stockholders’ equity	$1,909,076			$1,502,384
Net interest income		$32,001			$25,642
Net interest margin			3.43%			3.48%
15 Average balances for securities transferred from AFS to HTM at fair value are shown at carrying value. Average balances for AFS are shown at fair value, and all other HTM bonds are shown at amortized cost.
16 The cost of short term borrowing for the six month ended June 30, 2025 reflects interest expense incurred during the period. The amount of interest expense was less than our rounding threshold and is therefore displayed as $0.